Exhibit 99.e.1


                             SMA RELATIONSHIP TRUST

                         PRINCIPAL UNDERWRITING CONTRACT


         CONTRACT made as of October 8, 2003, between SMA RELATIONSHIP TRUST, a Delaware statutory trust ("Trust"), and UBS GLOBAL ASSET MANAGEMENT (US) INC., a Delaware corporation ("UBS Global AM").

         WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and offers distinct series of shares of beneficial interest (each a "Fund" and, collectively, "Funds"), which correspond to distinct portfolios and for which the Trust's board of trustees ("Board") may have established one or more classes of shares of beneficial interest ("Shares"); and

         WHEREAS the Trust desires to retain UBS Global AM as principal underwriter in connection with the offering and sale of the Shares of the above-referenced Funds and of such other Funds as may hereafter be designated by the Board and that may have one or more classes of Shares established and for which separate Plans pursuant to Rule 12b-1 under the 1940 Act may be adopted (each a "Plan"); and

         WHEREAS UBS Global AM is willing to act as principal underwriter of the Shares of each such Fund on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints UBS Global AM as its exclusive agent to be the principal underwriter to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Contract. UBS Global AM hereby accepts such appointment and agrees to act hereunder.

         2. SERVICES AND DUTIES OF UBS GLOBAL AM.

                  (a) UBS Global AM agrees to sell Shares on a best efforts basis from time to time during the term of this Contract as agent for the Trust and upon the terms described in the Registration Statement. As used in this Contract, the term "Registration Statement" shall mean the currently effective registration statement of the Trust, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

                  (b) Upon the later of the date of this Contract or the initial offering of Shares to the public by a Fund, UBS Global AM will hold itself available to receive purchase orders, satisfactory to UBS Global AM, for Shares of that Fund and will accept such orders on behalf of the Trust as of the time of receipt of such orders and promptly transmit such orders as are accepted to the


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Trust's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

                  (c) UBS Global AM in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as it may select. In making agreements with such dealers, UBS Global AM shall act only as principal and not as agent for the Trust.

                  (d) The offering price of the Shares shall be the net asset value per share as next determined by the Trust following receipt of an order at UBS Global AM's principal office plus the applicable initial sales charge, if any, computed as set forth in the Registration Statement. The Trust shall promptly furnish UBS Global AM with a statement of each computation of net asset value.

                  (e) UBS Global AM shall not be obligated to sell any certain number of Shares.

                  (f) To facilitate redemption of Shares by shareholders directly or through dealers, UBS Global AM is authorized, but not required, on behalf of the Trust, to repurchase Shares presented to it by shareholders and dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement. Such price shall reflect the subtraction of the contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement.

                  (g) UBS Global AM shall provide ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Shares and any other services now or hereafter deemed to be appropriate activities for the payment of "service fees" under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") (collectively, "service activities").

                  (h) UBS Global AM shall have the right to use any list of shareholders of the Trust or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that UBS Global AM shall not sell or knowingly provide such list or lists to any unaffiliated person.

         3. AUTHORIZATION TO ENTER INTO DEALER AGREEMENTS AND TO DELEGATE DUTIES AS PRINCIPAL UNDERWRITER. With respect to the Shares of any or all Funds, UBS Global AM may enter into dealer agreements with any registered and qualified dealer with respect to sales of Shares or the provision of service activities. In a separate contract or as part of any such dealer agreement, UBS Global AM also may delegate to any registered and qualified dealer any or all of its duties specified in this Contract, provided that such separate contract or dealer agreement imposes on the counterparty bound thereby all applicable duties and conditions to which UBS Global AM is subject under this Contract.



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         4. SERVICES NOT EXCLUSIVE. The services furnished by UBS Global AM hereunder are not to be deemed exclusive and UBS Global AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS Global AM, who may also be a Board member, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

         5. COMPENSATION. UBS Global AM shall not receive a fee for the services to be rendered under this Contract.

         6. DUTIES OF THE TRUST.

                  (a) The Trust reserves the right at any time to withdraw offering any class or classes of Shares of any or all Funds by written notice to UBS Global AM at its principal office.

                  (b) The Trust shall keep UBS Global AM fully informed of its affairs and shall make available to UBS Global AM copies of all information, financial statements, and other documents which UBS Global AM may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Fund as UBS Global AM may request, and the Trust shall cooperate fully in the efforts of UBS Global AM to sell and arrange for the sale of the Shares of the Funds and in the performance of UBS Global AM under this Contract.

                  (c) The Trust shall take, from time to time, all necessary action as may be necessary to register its Shares under the 1933 Act to the end that there will be available for sale such number of Shares as UBS Global AM may be expected to sell. The Trust agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

                  (d) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of each Fund for sale under the securities laws of such states or other jurisdictions as UBS Global AM and the Trust may approve, provided that the Trust shall not be required to amend its Agreement and Declaration of Trust or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to



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service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. UBS Global AM shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

         7. INDEMNIFICATION.

                  (a) The Trust agrees to indemnify, defend and hold UBS Global AM, its officers and directors, and any person who controls UBS Global AM within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which UBS Global AM, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by UBS Global AM to the Trust for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or Board member of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect UBS Global AM against any liability to the Trust or to the shareholders of any Fund to which UBS Global AM would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract. The Trust shall not be liable to UBS Global AM under this indemnity agreement with respect to any claim made against UBS Global AM or any person indemnified unless UBS Global AM or other such person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon UBS Global AM or such other person (or after UBS Global AM or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to UBS Global AM or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Trust



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elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Trust agrees to notify UBS Global AM promptly of the commencement of any litigation or proceedings against it or any of its officers or Board members in connection with the issuance or sale of any of its Shares.

                  (b) UBS Global AM agrees to indemnify, defend, and hold the Trust, its officers and Board members and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Board members or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished by UBS Global AM to the Trust for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between UBS Global AM and any retail dealer, or arising out of any supplemental sales literature or advertising used by UBS Global AM in connection with its duties under this Contract. UBS Global AM shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if UBS Global AM elects to assume the defense, the defense shall be conducted by counsel chosen by UBS Global AM and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that UBS Global AM elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If UBS Global AM does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         8. SERVICES PROVIDED TO THE TRUST BY EMPLOYEES OF UBS GLOBAL AM. Any person, even though also an officer, director, employee or agent of UBS Global AM, who may be or become an officer, Board member, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of UBS Global AM even though paid by UBS Global AM.



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         9. DURATION AND TERMINATION.

                  (a) This Contract shall become effective upon the date written above, provided that, with respect to any class of Shares of a Fund, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Trust and, for a class of Shares for which a Plan has been adopted, also have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (all such Board members collectively being referred to herein as the "Independent Board Members"), cast in person at a meeting called for the purpose of voting on such action.

                  (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a class of Shares of any given Fund by vote of a majority of the outstanding voting securities of that class of Shares of such Fund.

                  (c) Notwithstanding the foregoing, with respect to a class of Shares of a Fund, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Board Members or by vote of a majority of the outstanding voting securities of that class of Shares of the Fund on sixty days' written notice to UBS Global AM or by UBS Global AM at any time, without the payment of any penalty, on sixty days' written notice to the Trust or such Fund. This Contract will automatically terminate in the event of its assignment.

                  (d) Termination of this Contract with respect to a class of Shares of any given Fund shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other classes of Shares of that Fund or any classes of Shares of any other Fund.

         10. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

         12. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of



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laws principles thereof, and in accordance with the 1940 Act, provided however that Section 13 below will be construed in accordance with the laws of the State of Delaware. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act, subject to any exemption or interpretation as may be issued by the Commission by any rule, regulation or order or contained in any no-action or interpretive positions taken by the Commission staff. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is revised by a rule, regulation, order or interpretation of the Commission or the Commission staff, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

         13. LIMITATION OF LIABILITY OF THE BOARD MEMBERS AND SHAREHOLDERS OF THE TRUST. The Board members and the shareholders of the Trust shall not be liable for any obligations of the Trust or any Fund under this Contract, and UBS Global AM agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust or the particular Fund in settlement of such right or claims, and not to such Board members or shareholders.

         14. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.




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         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.


SMA RELATIONSHIP TRUST                     SMA RELATIONSHIP TRUST



By:    /s/ Paul H. Schubert                By:    /s/ David M. Goldenberg
Name:  Paul H. Schubert                    Name:  David M. Goldenberg
Title: Treasurer and                       Title: Vice President and Secretary
       Principal Accounting Officer

UBS GLOBAL ASSET MANAGEMENT                UBS GLOBAL ASSET MANAGEMENT
(US) INC.                                  (US) INC.

By:    /s/ Mark Carver                     By:    /s/ David M. Goldenberg
Name:  Mark Carver                         Name:  David M. Goldenberg
Title: Executive Director                  Title: Executive Director and
                                                  Deputy General Counsel







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